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Exhibit 10.7


            RLI CORP. EXECUTIVE DEFERRED COMPENSATION AGREEMENT


THIS RLI CORP./EXECUTIVE DEFERRED COMPENSATION AGREEMENT is made in duplicate at Peoria, Illinois, effective on the Execution Date by and between RLI and the Executive.

                             I.   RECITALS

                   A.  BACKGROUND:  THE CORPORATION

RLI is a holding company which, through its subsidiaries, is engaged in the Business, is possessed of the Accounting Year and reports its income and expense on the Accounting Basis.

                          B.  MVP EXECUTIVE PLAN

The Executive is a participant under the Market Value Potential Executive Incentive Plan ("MVP Plan") incident to which the Executive may defer all or any part of the cash bonus ("MVP Bonus") otherwise distributable to the Executive. The Parties wish to supplement the MVP Plan with this Agreement which shall control the distribution of any MVP Bonus otherwise distributable to the Executive.

                  C.  EXEMPTION FROM THE EXECUTIVE

                     INCOME RETIREMENT SECURITY ACT

RLI has established the RLI Corp. Executive Deferred Compensation Irrevocable Trust ("Trust") with an independent trustee ("Trustee") to which RLI may periodically transfer shares of RLI and other assets designed to fund the obligation of RLI to the Executive under this Agreement. Even though the Plan Benefit may be satisfied from property transferred to the Trustee under the Trust, this Agreement and the Plan Benefit are unfunded and are maintained primarily for the purpose of providing deferred compensation for the Executive.

If this Agreement is subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), then subject to the filing of the statement described in ERISA Labor Reg. Section 2520.104-23, this Agreement shall be exempt from the participation, vesting, benefit accrual, funding and fiduciary provisions of ERISA.

                       II.  AGREEMENTS

NOW, THEREFORE, the Parties agree as follows:

1.       REMUNERATION:  DIRECT

RLI shall pay upon demand all reasonable expenses incurred by the Executive incident to the Business.






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Except as otherwise provided in the following sections, RLI shall pay the
Executive for services rendered as an employee of RLI or an Affiliate a base salary ("Base Compensation") in an amount periodically determined to be appropriate by the Parties, payable not less often than annually.

2.       REMUNERATION:  BASE COMPENSATION DEFERRED

2.1      AMOUNT OF AND LIMITATIONS ON DEFERRED COMPENSATION

Subject to the limitations and the satisfaction of the conditions expressed in the following sections, the Executive may defer not to exceed one hundred percent (100%) of the Executive's Base Compensation attributable to services to be rendered in respect of the period beginning on the Execution Date.

         2.1(a) CURRENT ACCOUNTING YEAR: DELIVERY AND IRREVOCABILITY OF DEFERRED COMPENSATION DIRECTION

Any Deferred Compensation Direction with respect to the period beginning on the Execution Date and ending on December 31, 1998, must be delivered to RLI prior to the expiration of the thirty (30) day period beginning on the Execution Date and shall be irrevocable.

         2.1(b) SUBSEQUENT ACCOUNTING YEAR: DELIVERY AND IRREVOCABILITY OF DEFERRED COMPENSATION DIRECTION

Any Deferred Compensation Direction with respect to any Accounting Year beginning on or after January 1, 1999, must be delivered to RLI prior to January 1 of the subject Accounting Year and shall be irrevocable effective December 31 of the preceding Accounting Year.

         2.1(c)            INVESTMENT OF BASE COMPENSATION DEFERRED

RLI shall transfer to the Trustee either cash or such number of shares of RLI as shall be equal in value to the amount of the Base Compensation deferred not less often than monthly and in any event within the thirty (30) day period beginning on the close of the subject Accounting Year. RLI shall direct the Trustee to purchase additional shares of RLI with any cash dividend. The value of each share of RLI to be transferred shall be equal to the closing price of a share of RLI as of the close of the last business day of the referent month.

3.       REMUNERATION:  MVP BONUS DEFERRED

3.1      AMOUNT OF AND LIMITATIONS ON DEFERRED COMPENSATION

Subject to the limitations and the satisfaction of the conditions expressed in the following sections, the Executive may defer not to exceed one hundred percent (100%) of the Executive's MVP Bonus to the extent not then ascertainable, subject to forfeiture or attributable to services to be rendered in respect of the period beginning on the Execution Date.

         3.1(a) CURRENT ACCOUNTING YEAR: DELIVERY AND IRREVOCABILITY OF DEFERRED COMPENSATION DIRECTION

Any Deferred Compensation Direction with respect to the period beginning on the Execution Date and ending on December 31, 1998, must be delivered to RLI prior to the expiration of the thirty (30) day period beginning on the Execution Date and shall be irrevocable.


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         3.1(b)            SUBSEQUENT  ACCOUNTING  YEAR:  DELIVERY  AND
                           IRREVOCABILITY  OF  DEFERRED  COMPENSATION
                           DIRECTION

Any Deferred Compensation Direction with respect to any Accounting Year beginning on or after January 1, 1999, must be delivered to RLI prior to January 1 of the subject Accounting Year and shall be irrevocable effective December 31 of the preceding Accounting Year.

         3.1(c)            INVESTMENT OF MVP BONUS DEFERRED

RLI shall transfer to the Trustee either cash or such number of shares of RLI as shall be equal in value to the amount of the MVP Bonus within the thirty
(30) day period beginning on the date the amount of the MVP Bonus is finally determined. RLI shall direct the Trustee to purchase additional shares of RLI with any cash dividend. The value of each share of RLI to be transferred shall be equal to the closing price of a share of RLI as of the close of the last business day of the referent month.

3.       DISTRIBUTION OF PLAN BENEFIT

         3.2(a)            PLAN BENEFIT DISTRIBUTION COMMENCEMENT DATE

Except as otherwise provided in the following paragraphs, the Plan Benefit shall commence to be distributed to the Executive not earlier than thirty
(30) days after a Distribution Event.

If the Executive is the subject of an Unforeseeable Emergency that is caused by an event beyond the control of the Executive which Unforeseeable Emergency would result in severe financial hardship to the Executive but for the distribution of the Plan Benefit before the Distribution Event, then, subject to the satisfaction of the conditions expressed in the following paragraph, the Plan Benefit may be distributed to the Executive as, when and to the extent specified by the Executive Resources Committee.

The Executive Resources Committee must approve the payment period in respect of any distribution. No payment shall be made to the extent that a hardship may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. No payment shall be made in excess of the amount reasonably required to satisfy the Unforeseeable Emergency determined with regard to any Federal or state income tax payable with respect to any distribution.

         3.2(b)            DISTRIBUTION PERIOD

Except as otherwise provided in Section 3.2(a) Plan Benefit Distribution Commencement Date with respect to an Unforeseeable Emergency and the following paragraphs, the Plan Benefit shall be distributed in sixty (60) substantially equal monthly installments.

If the Executive is the subject of a fraud, a theft, or an embezzlement from or with respect to either RLI or an Affiliate, RLI may suspend, reduce or otherwise alter any payment of the Executive's Plan Benefit in full or partial satisfaction of any direct or indirect damage sustained or reasonably foreseeable by RLI or any Affiliate with respect to any such act or omission. If any dispute arising with respect to this paragraph shall not be resolved by the Parties, such dispute shall be subject to arbitration in accordance with the Federal Arbitration Act 9 U.S.C. Section 1, et seq. from a location in the City of Peoria designated by the Parties.

Subject to the satisfaction of the conditions expressed in the following sentences, the Executive Resources Committee may, in its sole and unrestricted discretion, upon application of the Executive, or the Executive's beneficiary, periodically alter or amend the period over which the Plan Benefit shall be distributed. The Executive Resources Committee may require the presentation of such evidence as the Executive Resources Committee periodically determines to be appropriate. The decision of the Executive Resources Committee or the decision of the Executive Resources Committee not to review the application of the Executive or the Executive's beneficiary, shall not be the subject of any review by the Executive.


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         3.2(c)            FORM OF DISTRIBUTION

The Plan Benefit shall be distributed in the form of RLI shares. Unless the shares have been registered under the Act, are otherwise exempt from the registration requirements of such Act, are the subject of a favorable no action letter issued by the Securities and Exchange Commission, or are the subject of an opinion of counsel acceptable to RLI to the effect that such shares are exempt from the registration requirements of the Act, certificates representing such shares shall contain a legend precluding the transfer of such shares except in accordance with the provisions of Rule 144 of the Act.

         3.2(d)            BENEFICIARY

The Plan Benefit shall be distributed to the Executive and then to such beneficiary as the Executive may periodically designate during the lifetime of such beneficiary. If the Executive fails to designate a beneficiary or the designated beneficiary dies before the Executive's Plan Benefit is fully distributed, the undistributed balance shall be distributed to the Executive's spouse, if living, and upon the death of the Executive's spouse, to the Executive's then living descendants, per stirpes, and upon the death of the last surviving descendant to the estate of the Executive.

4.       CLAIM PROCEDURE

This Agreement shall be administered by the Executive Resources Committee.

4.1      FILING OF A CLAIM FOR A PLAN BENEFIT

The Executive may present a claim for any Plan Benefit in writing to the Executive Resources Committee. The Executive Resources Committee shall determine the validity of any claim. If all or any part of the claim is denied, a written notice of the denial will be provided to the Executive not later than sixty (60) days following the receipt or filing of such claim. The notice of denial must be expressed in a manner calculated to be understood by the Executive and include the following: (a) the specific reason or reasons for denial; (b) a specific reference to the pertinent Plan provisions on which the denial is based; (c) description of any additional material or information necessary for the Executive to perfect the claim; (d) an explanation of why such material or information is necessary; and, (e) an explanation of this review procedure.

4.2      APPEAL

Within ninety (90) days of the receipt by the Executive of written notice of denial, or such later time as will be deemed reasonable, taking into account the nature of any Plan Benefit claimed and any other circumstance, or if the claim has not been granted within a reasonable period of time, the Executive may file for a full review of the denial of the claim, including a hearing if deemed necessary by the Board of Directors of RLI. In connection with such review, the Executive may inspect pertinent documents and may submit issues and comments in writing.



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The Board of Directors of RLI will deliver to the Executive a written decision on the review of the claim not later than sixty (60) days after the receipt of the request for such review, except that if there are special circumstances which require an extension of time for processing, the sixty
(60) day period will be extended to one hundred twenty (120) days. A decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the Executive and with specific references to the applicable provisions of this Agreement.

5.       GENERAL CONDITIONS

5.1      ABSENCE OF FUNDING AND CREDITOR CLAIMS

Except as otherwise provided in the following sentence, this Agreement and the Plan Benefit are unfunded, are subject to the claims of the general creditors of RLI, may not be assigned, sold, anticipated, pledged or otherwise transferred and shall not be subject to any claim of the Executive, the Executive's spouse, their respective creditors, or their respective successors or assigns. The foregoing sentence shall not relieve RLI of its obligation to pay the Plan Benefit as, when and to the extent distributable pursuant to this Agreement.

5.2      ADDITIONAL DOCUMENTS REQUIRED

Each Party shall execute, acknowledge and deliver such additional documents, writings or assurances as the other may periodically require so as to give full force and effect to the terms and provisions of this Agreement.

5.3      AMENDMENT AND TERMINATION

Subject to the limitation expressed in the following sentence, this Agreement may be altered, amended or terminated by RLI upon the vote of its directors other than the Executive. No alteration, amendment or termination of this Agreement shall reduce any Plan Benefit existent prior to the date of any such alteration, amendment or termination.

5.4      BINDING EFFECT

The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

5.5      CHOICE OF LAW

The laws of the State of Illinois shall govern the validity, interpretation and administration of this Agreement.

5.6      COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

5.7      INCAPACITATED BENEFICIARY

If any beneficiary is Incapacitated, the Trustee may distribute such beneficiary's Plan Benefit to such beneficiary's parent, guardian, conservator, or to any individual with whom such beneficiary is residing without responsibility for its expenditure.




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5.8      INCORPORATION BY REFERENCE; SCHEDULES

The paragraphs under the heading "I. RECITALS:" and any Schedule referred to in this Agreement are a part of this Agreement.

5.9      INTERPRETIVE GUIDELINES

The words and phrases set off by quotation marks in the GLOSSARY have the meanings therein indicated. Any word or phrase which appears in this Agreement in parenthesis, set off by quotation marks and capitalized has the meaning denoted by its context. Whenever the words and phrases defined either in the GLOSSARY or elsewhere in this Agreement are intended to have their defined meanings, the first letter of such word or the first letters of all substantive words in such phrase shall be capitalized. When the context permits, a word or phrase used in the singular includes the plural, and when used in any gender, its meaning also includes all genders. Captions of Sections are inserted as a matter of convenience only and do not define, limit or extend the scope or intent of this Agreement or any provision hereof.

5.10     NOTICES

Any notice, request, communication and demand hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, to RLI at its principal place of business, or to such other address as RLI shall periodically designate by written notice, and in the case of the Executive, to the Executive's last known principal place of residence or to such other address as the Executive shall periodically designate by written notice.

5.11     RECEIPT AND RELEASE FOR PAYMENTS

Any payment to the Executive, any beneficiary or any guardian for either shall, to the extent thereof, be in full satisfaction of any claim hereunder against RLI. RLI may require the distributee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by RLI.

5.12     WAIVER

The waiver by either Party of any breach of this Agreement, whether in a single instance or repeatedly, shall not be construed as a waiver of rights under this Agreement to terminate the same because of similar or additional breaches. Further such waiver shall not in any manner be construed as a waiver by any Party to strictly adhere to the terms and conditions of this Agreement, nor as a waiver of any claim for damages or other remedy by reason of any such breach.

6.       DISPUTE RESOLUTION

Any claim, due, demand or dispute arising out of or with respect to this Agreement not otherwise resolved, shall be subject to arbitration in accordance with the Federal Arbitration Act 9 U.S.C, Section 1, et seq. from a location in the City of Peoria designated by RLI.

7.      GLOSSARY

"Accounting Basis" means the accrual basis method of accounting.

"Accounting Year" means the twelve (12) consecutive month period beginning January 1, which shall change as, when and to the extent the fiscal year of RLI shall change.



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"Act" means the Securities Act of 1933, as periodically amended.

"Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

"Base Compensation" is defined under Section 1 REMUNERATION:  DIRECT.

"Business" means the underwriting of specialty property and casualty insurance, and providing licensing services for agents and brokers.

"Business Organization" means a partnership, limited partnership, limited liability company, estate, trust, or any other form of for-profit activity or any combination of the foregoing.

"Capital Structure Change" means any stock dividend, stock split, reverse stock split, or any other change in the number of outstanding RLI shares occasioned by any reorganization, merger, consolidation, split-up, combination or exchange, or any combination of the foregoing.

"Change in Control" means:

         (a) any transfer, sale of substantially all of the shares or assets of RLI, any exchange, reorganization, merger, recapitalization or other capital adjustment, or any combination of the foregoing, incident to which the shareholders before any such event shall own after such event less than fifty-one percent (51%) of the issued and outstanding shares of the surviving corporation, or less than fifty-one percent (51%) of the capital or profits interest of any surviving Business Organization; or

         (b) any transaction or series of transactions after which a majority of the board of directors of the surviving corporation or a majority of the voting members of the surviving Business Organization may be elected or appointed without the consent of the Executive or any combination of the foregoing.

"Deferred Compensation Direction" means an instrument executed by the Executive specifying

(a) the amount, expressed in either a fixed dollar amount or a percentage, of the Base Compensation which the Executive elects to defer; (b) the amount, expressed in either a fixed dollar amount or a percentage, of the MVP Bonus which the Executive elects to defer; and (c) any other information as RLI may periodically request.

"Disability" means the inability of the Executive, by reason of accident or mental or physical illness reasonably expected to be of indefinite duration, to continue to provide the services expressed in this Agreement as conclusively determined by RLI.

"Distribution Event" means (a) the death of the Executive, (b) the Disability of the Executive, (c) the termination of the Executive's employment with either RLI or an Affiliate, or (d) a Change in Control.

"ERISA" is defined under I. RECITALS: C. EXEMPTION FROM THE EXECUTIVE INCOME RETIREMENT SECURITY ACT.

"Execution Date" means the date upon which this Agreement is signed by the last Party to sign this Agreement.

"Executive" means the undersigned.

"Executive Resources Committee" means a committee of the members of the Board of Directors of RLI other than the Executive.

"MVP Bonus" is defined under I. RECITALS: B. MVP EXECUTIVE PLAN.

"MVP Plan" is defined under I. RECITALS: B. MVP EXECUTIVE PLAN.

"Parties" means RLI and the Executive.

"Person" means any individual, partnership, corporation, unincorporated organization, limited liability company, a government or any department or agency thereof, or any combination of the foregoing.

"Plan Benefit" means the sum of (a) such number of shares of RLI transferred to the Trustee pursuant to the Executive's Deferred Compensation Direction, equitably adjusted for any Capital Structure Change; (b) any uninvested dividends; and (c) any cash or cash equivalents.

"RLI" means RLI Corp.

"Securities Act" means any provision of Section 10(b) of the Securities Exchange Act of 1934, as periodically amended.

"Trust" is defined under I. RECITALS: C. EXEMPTION FROM THE EXECUTIVE INCOME RETIREMENT SECURITY ACT.

"Trustee" is defined under I. RECITALS: C. EXEMPTION FROM THE EXECUTIVE INCOME RETIREMENT SECURITY ACT.

"Unforeseeable Emergency" means severe financial hardship to the Executive resulting from a sudden illness or accident of the Executive or of a dependent of the Executive, loss of the Executive's property due to a casualty, or other similar extraordinary or unforeseeable circumstance arising as a result of events beyond the control of a participant.

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with Section III. EXECUTION:.]






















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                                  III. EXECUTION

Dated at Peoria, Illinois as of the day and year noted above, on the Execution Date noted below.

RLI:                                         Executive:

RLI Corp.                                     _______________________________

By:___________________________
         Its:_____________________          Dated:_________________________

Dated:________________________



















                      ---------------------------------------------


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                           DEFERRED COMPENSATION ELECTION
                   ---------------------------------------------

1998 BASE COMPENSATION:  I elect to defer:

         (a) ___% (or $________) of my Base Compensation attributable to the period beginning on the Execution Date and otherwise payable to me during 1998; and,

         (b) ___% (or $________) of my MVP Bonus, if any, attributable to the period beginning on the Execution Date and otherwise payable to me during 1999.

         (c) ___% of my MVP Bonus, if any, attributable to the period beginning on the Execution Date and otherwise payable to me during 1999, exceeding $______________, not to exceed $_______________.

Dated:_____________, 1998. ___________________________________

                             Executive

                              Received this ____ day of _________, 1998
                                     RLI Corp.

                               By:__________________________________
                               Its:__________________________